EXHIBIT 99.1

[LOGO APPEARS HERE]

P R E S S

R E L E A S E

Contacts:	Analytical Surveys, Inc.	Pfeiffer High Public Relations, Inc.
	Norman Rokosh	Geoff High
	Chief Executive Officer	303/393-7044
	nrokosh@anlt.com	geoff@pfeifferhigh.com

ASI PREVAILS IN EPNER ARBITRATION

SAN ANTONIO, Texas – December 18, 2003 _ Analytical Surveys, Inc. (“ASI,” the “Company”)(Nasdaq SmallCap: ANLT), the leading provider of utility-industry data collection, creation and management services for the geographic information systems (GIS) markets, today announced it has prevailed in an arbitration, first brought against the Company on June 26, 2002, by two former owners of Cartotech, Inc. Cartotech merged with ASI in 1998. The former owners, the Epner Family Limited Partnership and the Braverman Family Limited Partnership (together the “Claimants”), alleged that certain representations and warranties made by the Company in the merger agreement were false. The Claimants alleged that the financial condition of the Company was worse than depicted in its year-end financial statements for 1997 and the unaudited reports for the first two quarters of fiscal 1998. The Claimants also asserted that the Company violated the Texas and Indiana Securities Acts, and that ASI breached warranties in the merger agreement. The Claimants sought rescission and damages in the principle amount of $5,546,533, plus interest and attorneys’ fees.

A three-member panel of the American Arbitration Association conducted a four-day, evidentiary hearing in the matter between October 28 and 31, 2003, and issued its decision on December 17, 2003. The panel concluded that the Claimants failed to prove to the satisfaction of the panel that ASI breached any of its representations and warranties or that ASI made material misrepresentations in connection with the publicly filed financial statements issued prior to the closing date of the merger. The panel awarded nothing to the Claimants and ordered each side to bear its own attorneys’ fees. Both ASI and the Claimants will pay one half of the fees and expenses of the American Arbitration Association in connection with the hearing.

ASI’s president and CEO, Norman Rokosh, commented, “We are pleased with the outcome of the arbitration process, and look forward to focusing our attention on growing our business with our utility customers in the future.”

Analytical Surveys Inc. (ASI) provides technology-enabled solutions and expert services for geospatial data management, including data capture and conversion, planning, implementation, distribution strategies and maintenance services. Through its affiliates, ASI has played a leading role in the geospatial industry for more than 40 years. The Company is dedicated to providing utilities and government with responsive, proactive solutions that maximize the value of information and technology assets. ASI is headquartered in San Antonio, Texas and maintains operations in Waukesha, Wisconsin. For more information, visit www.anlt.com.

This press release contains forward-looking statements that involve risks and uncertainties. The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. When used in this press release, the words “anticipate,” “believe,” “estimate,” “intend” and “expect” and similar expressions are intended to identify such forward-looking statements. Such forward-looking statements include, without limitation, the statements regarding the Company’s strategy, future sales, future expenses and future liquidity and capital resources. All forward-looking statements in this press release are based upon information available to the Company on the date of this press release, and the Company assumes no obligation to update any such forward-looking statements. The Company’s actual results could differ materially from those discussed in this press release. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in Item 1. Business— “risk factors” and elsewhere in the Company’s Annual Report on Form 10-K.

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